NEWS   FROM

Petroleum Development Corporation

FOR IMMEDIATE RELEASE:  December 20, 2005

CONTACT:  Steven R. Williams - (304) 842-3597   http://www.petd.com

Petroleum Development Corporation Reports

Preliminary Financial Results for First Nine Months of 2005

Bridgeport, West Virginia.  Petroleum Development Corporation (the "Company")(NASDAQ/NMS PETD) today reported preliminary, unaudited financial results for the first nine months of 2005 compared to the restated results for the same period in 2004.  The Company's Independent Registered Public Accounting Firm has not completed their review of the periods reported.  The Company is providing these preliminary results in an effort to keep its shareholders informed about the performance of the Company while it works to complete its delayed filings with the Securities and Exchange Commission for its Quarterly Reports on Form 10-Q for the quarters ending June 30, 2005 and September 30, 2005.  The Company previously disclosed in news releases, dated August 15, 2005 and November 14, 2005 respectively, that its Form 10-Q for the second and third quarters would be delayed and the reasons for the delays.  In addition, the Company is currently in the process of preparing a restated Form 10-Q for the first quarter of 2005. The Company has previously filed restated financial results for 2004 with the Securities and Exchange Commission on December 13, 2005 on Form 10-K/A.

Preliminary Results May Be Subject to Change

The Company cautions that all of the 2005 results presented herein are preliminary and subject to change, possibly materially, following the completion of the review by the Company's Independent Registered Public Accounting Firm, and management's final review and analysis of the year-to-date financial statements for 2005. After the completion of management's final review and analysis, required adjustments, if any, could have a significant material impact on the Company's financial statements for the first nine months of 2005. In addition, because the Company has not yet reported its results for the quarters ended June 30, 2005 or September 30, 2005 and the amendment for the quarter ended March 31, 2005 has not been filed, these periods remain open to the potential effect of subsequent events which may occur after the current date and before the Company reports its results for such periods. Finally, the Company reiterates that the above preliminary financial information presented in this news release does not represent the information that would normally be included in a Quarterly Report on Form 10-Q with respect to the Company's financial results.

Estimated Third Quarter Results

The Company announced that it estimates that it had record revenues of approximately $294 million for the first nine months of 2005 compared to restated nine month 2004 revenue of approximately $215 million.  The increased revenue resulted primarily from higher oil and gas prices, increased drilling revenue from its partnership activities, and sales of leases and producing properties ($5.2 million in the first quarter and $1.0 million in the second quarter of 2005).  The estimated third quarter revenue of $127 million compared to a restated $72 million in the third quarter of 2004 also reflects primarily higher oil and natural gas prices and increased drilling.  Both periods also benefited to a lesser degree from increased well operations and pipeline income.

The Company currently estimates that its net income for the three months ended September 30, 2005 will be approximately $7.5 million compared to restated net income for the three months ended September 30, 2004 of approximately $7.9 million. The Company currently estimates net income for the nine months ended September 30, 2005 will be approximately $28.5 million compared to a restated net income for the nine months ended September 30, 2004 of approximately $24.1 million. The Company's diluted earnings per share for the nine months and three months ended September 30, 2005 are estimated to be approximately $1.73 and $.45 per share, respectively, compared to restated diluted earnings per share for the nine months and three months ended September 30, 2004 of $1.45 and $.47.

The Company has added a new line item, "Oil and Gas Price Risk Management Loss (Gain), net" to the income statement to present the results of certain derivatives which do not qualify for hedge accounting.  This line item, which is shown below, is comprised of the change in fair value of oil and natural gas derivatives related to our oil and gas production and includes both realized and unrealized gains and losses. This line item does not include changes in fair values of commodity-based derivative transactions related to its gas marketing activities.

The income statement line items "Gas sales from marketing activities and Cost of gas marketing activities" now include both realized and unrealized gains or losses related to derivative transactions for natural gas sales and purchases, because these derivatives do not qualify as cash flow hedges.

Realized gains or losses are gains or losses related to derivative transactions that expired during the period. Unrealized gains or losses are gains or losses that may or may not occur related to derivative transactions that have not expired as of the end of the reporting period.  The change in fair value for non-expired derivatives is based on the closing price of the derivatives at the end of the period.

The oil and gas price risk management loss (gain), net as presented in the preliminary income statement later in this release is made up of the following realized and unrealized portions.

	(Unaudited)
	Three months ended			Nine months ended
	March 31	June 30	September 30	September 30
	2005	2005	2005	2005
Realized	$200,500	$1,074,700	$2,121,400	$3,396,600
Unrealized	$3,458,600	$(1,933,100)	$9,557,100	$11,082,600
Total	$3,659,100	$(858,400)	$11,678,500	$14,479,200

The Company uses "Adjusted Cash Flow", a non-GAAP financial measure of the cash flow generated by the Company's operations.  (See the tables and the paragraph titled "Non-GAAP Financial Measure" below for a reconciliation of Adjusted Cash Flow to net income and a more complete explanation of non-GAAP financial measures.) Adjusted Cash flow for the nine and three months ended September 30, 2005 is estimated to be approximately $59.4 million and $21.7 million, respectively, compared to restated $47.6 million and $16.0 million for the same periods in 2004.

	2005 (Preliminary Estimates) (Unaudited)
	Three months ended			Nine months ended
	March 31,	June 30,	September 30,	September 30,
	2005	2005	2005	2005
Revenues:	(restated)
Oil and gas well drilling operations	$32,351,200	$36,056,500	$39,710,600	$108,118,300
Gas sales from marketing activities	17,522,000	25,917,100	56,648,000	100,087,100
Oil and gas sales	18,663,700	21,542,800	28,413,400	68,619,900
Well operations and pipeline income	2,112,400	2,244,400	2,483,300	6,840,100
Other income	6,213,800	3,572,800	209,400	9,996,000
Total revenues	76,863,100	89,333,600	127,464,700	293,661,400
Costs and expenses:
Cost of oil and gas well drilling operations	27,629,000	31,688,700	36,177,500	95,495,200
Cost of gas marketing activities	17,901,600	26,177,300	54,191,000	98,269,900
Oil and gas production and well operations cost	4,163,400	4,737,900	6,455,400	15,356,700
Exploratory dry hole costs		4,864,000	135,800	4,999,800
General and administrative expenses	1,617,500	1,266,000	1,645,500	4,529,000
Depreciation, depletion, and amortization	4,856,900	4,845,100	5,120,000	14,822,000
Total costs and expenses	56,168,400	73,579,000	103,725,200	233,472,600
Income from operations	20,694,700	15,754,600	23,739,500	60,188,800
Interest expense	147,800	143,000	142,200	433,000
Oil and gas price risk management loss (gain), net	3,659,100	(858,400)	11,678,500	14,479,200
Income before income taxes	16,887,800	16,470,000	11,918,800	45,276,600
Income taxes	6,247,900	6,091,400	4,413,000	16,752,300
Net income	$10,639,900	$10,378,600	$7,505,800	$28,524,300

Basic earnings per common share	$0.64	$0.63	$0.45	$1.74
Diluted earnings per common share	$0.64	$0.63	$0.45	$1.73

Adjusted Cash Flow
Net Income	$10,639,900	$10,378,600	$7,505,800	$28,524,300
Deferred Income Taxes	1,524,400	3,105,400	2,054,100	6,683,900
Depreciation, depletion, amortization	4,856,900	4,845,100	5,120,000	14,822,000
Unrealized loss (gain) on derivative transactions	4,147,500	(1,767,600)	7,036,300	9,416,200
Adjusted Cash Flow	$21,168,700	$16,561,500	$21,716,200	$59,446,400

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	2004 (Restated) (Unaudited)
	Three months ended			Nine months ended
	March 31	June 30	September 30	September 30
	2004	2004	2004	2004
Revenues:
Oil and gas well drilling operations	$29,499,300	$29,453,800	$30,394,400	$89,347,500
Gas sales from marketing activities	22,058,900	24,954,300	22,630,200	69,643,400
Oil and gas sales	16,316,200	16,209,000	16,580,500	49,105,700
Well operations and pipeline income	1,837,500	1,912,400	2,073,800	5,823,700
Other income	58,100	687,000	589,000	1,334,100
Total revenues	69,770,000	73,216,500	72,267,900	215,254,400
Costs and expenses:
Cost of oil and gas well drilling operations	25,355,700	24,967,300	26,005,400	76,328,400
Cost of gas marketing activities	21,889,700	24,605,800	22,047,400	68,542,900
Oil and gas production and well operations cost	3,906,100	4,036,000	3,952,400	11,894,500
General and administrative expenses	994,200	900,900	926,300	2,821,400
Depreciation, depletion, amortization	4,544,400	4,451,300	4,312,300	13,308,000
Total costs and expenses	56,690,100	58,961,300	57,243,800	172,895,200
Income from operations	13,079,900	14,255,200	15,024,100	42,359,200
Interest expense	209,600	194,400	223,100	627,100
Oil and gas price risk management loss, net	830,000	868,700	2,378,800	4,077,500
Income before income taxes	12,040,300	13,192,100	12,422,200	37,654,600
Income taxes	4,334,400	4,755,400	4,506,400	13,596,200
Net income	$7,705,900	$8,436,700	$7,915,800	$24,058,400

Basic earnings per common share	$0.49	$0.52	$0.49	$1.50
Diluted earnings per common share	$0.47	$0.51	$0.47	$1.45

Adjusted Cash Flow
Net Income	$7,705,900	$8,436,700	$7,915,800	$24,058,400
Deferred Income Taxes	2,373,800	3,771,800	1,524,900	7,670,500
Depreciation, depletion, amortization	4,544,400	4,451,300	4,312,300	13,308,000
Unrealized loss (gain) on derivative transactions	1,012,900	(639,100)	2,219,100	2,592,900
Adjusted Cash Flow	$5,637,000	$16,020,700	$15,972,100	$47,629,800

Non-GAAP Financial Measure

The United States Securities and Exchange Commission has disclosure requirements for public companies concerning references to Non-GAAP financial measures.  (GAAP refers to generally accepted accounting principles.) Non-GAAP financial measures may be provided if the Company explains the relevance of the information.  The Company must also reconcile the Non-GAAP financial measure to related GAAP information.  "Adjusted Cash Flow" is a Non-GAAP financial measure provided by PDC in this earnings release.  Adjusted Cash Flow is net income before deferred income taxes, depreciation, depletion, and amortization and unrealized gains and losses on derivative transactions. PDC believes Adjusted Cash Flow is relevant because it is a measure of cash available to fund the Company's capital expenditures and to service its debt.  PDC also believes adjusted Cash Flow is a useful measure for estimating the value of the Company's operations.

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About Petroleum Development Corporation

Petroleum Development Corporation (www.petd.com) is an independent energy company engaged in the development, production and marketing of natural gas.  The Company's operations are focused in the Rocky Mountains with additional operations in the Appalachian Basin and Michigan. During the third quarter of 2004, the Company was added to the S&P SmallCap 600 Index. Additionally, PDC was added to the Russell 3000 Index of companies in 2003.  PDC was named on the FSB: Fortune Small Business Magazine list of America's 100 Fastest-Growing Small Companies in 2001 and 2002.

Certain matters discussed within this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although PDC believes the expectations reflected in such forward- looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include financial performance, oil and gas prices, drilling program results, drilling results, regulatory changes, changes in local or national economic conditions and other risks detailed from time to time in the Company's reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

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103 East Main Street • P. O. Box 26 • Bridgeport, West Virginia • Phone:  (304) 842-3597